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                           SCHIFINO & FLEISCHER, P.A.
                                ATTORNEYS AT LAW




WILLIAM J. SCHIFINO                                    ONE TAMPA CITY CENTER
FRANK N. FLEISCHER                                           SUITE 2700
CYNTHIA C. ELLIS                                     201 NORTH FRANKLIN STREET
                                                        TAMPA, FLORIDA 33602
                                                      TELEPHONE (813) 223-1535
                                                     TELECOPIER (813) 223-3070

                                 October 31, 1996                  EXHIBIT 5.0


Biodynamics International, Inc.
10500 University Center Drive, Suite 130
Tampa, Florida 33567

     Re: Form S-8 Registration

Gentlemen:

     We are acting as counsel for Biodynamics International, Inc., a Florida corporation (the "Company"), in connection with the registration by the Company with the Securities and Exchange Commission (the "Commission") of 3,250,000 shares of the Company's Common Stock (the "Shares") pursuant to the Company's 1996 Incentive and Non-statutory Stock Option Plan, the 1996 Management Incentive Compensation Plan and the Special Stock Options for President and Chief Executive Officer (the "Plans"). We are rendering this opinion as of the date hereof.

     We have examined, among other things, the Certificate of Incorporation and By-laws, as amended, of the Company, the records of corporate proceedings of the Company which have occurred prior to the date hereof with respect to such offering, the Registration Statement, the Plan and such other documents and representations as we deemed necessary in order to render the opinion expressed herein.

     Based upon the foregoing, it is our opinion that:

          (1) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida; and

          (2) the Shares have been validly authorized for issuance and, upon the issuance and delivery thereof in accordance with the provisions of the Plans and as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the statements with respect to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                       Yours truly,

                                       SCHIFINO & FLEISCHER, P.A.

                                       /s/ William J. Schifino
                                       --------------------------
                                       William J. Schifino
                                       For the Association






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